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                                                                    EXHIBIT 10.1

                         Material Contract--Letter dated
                          January 15, 2003, relating to
                         MorAmerica Capital Corporation
                          Investment Advisory Agreement



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InvestAmerica Investment Advisors, Inc.





January 15, 2003




MACC Private Equities Inc. Board of Directors
MorAmerica Capital Corporation Board of Directors
MACC Private Equities Inc.
101 Second Street SE, Suite 800
Cedar Rapids, IA  52401

RE:      Voluntary, Temporary Management Fee Reduction

Dear Board Members:

InvestAmerica Investment Advisors, Inc. (InvestAmerica) manages MACC Private Equities Inc. and MorAmerica Capital Corporation pursuant to the terms of two Investment Advisory Agreements with February 28 renewal dates. Based upon our judgment of the urgent need to reduce projected losses and to bring MorAmerica Capital Corporation to breakeven and to profitability in Fiscal 2003, InvestAmerica has proposed a revised 2003 budget for MACC.

In the Revised Budget, InvestAmerica has voluntarily proposed a temporary management fee reduction at MorAmerica Capital Corporation. The terms of the reduced fee structure would include:

         1. The term of the temporary reduction would be from January 1, 2003 through February 29, 2004.

         2. The current terms of remuneration in the MorAmerica Capital Corporation Agreement would allow a management fee of $98,574.31 per month with a calculation of Assets Under Management limited the fee to $90,522.49 as of October 2002. The temporary revised terms of remuneration at MorAmerica Capital Corporation will be $68,750.00 per month not to exceed the calculation specified in our current MorAmerica Capital Corporation Investment Advisory Agreement based on Assets Under Management.

         3. This voluntary, temporary reduction in management fees is intended to be temporary and is not intended to permanently alter the terms of the existing MACC Private Equities Inc. or MorAmerica Capital Corporation Investment Advisory Agreements with InvestAmerica.



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January 15, 2003
Page 2


         4. While we wish to make this voluntary and temporary reduction for the reasons discussed above, please be assured that there will be no reduction of the quality or quantity of services we provide under the Advisory Agreements and we acknowledge that the contract terms remain in full force and effect as to all of our obligations.

Sincerely,

/s/David Schroder
-----------------

David Schroder
President




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